UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2017

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO		63121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2017, Express Scripts Holding Company (the “Company”), Express Scripts, Inc. and Medco Health Solutions, Inc. as guarantors (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a Twenty-Second Supplemental Indenture (the “Twenty-Second Supplemental Indenture”) to the Indenture dated November 21, 2011 (the “Base Indenture”), among the Company, certain subsidiaries of the Company named therein and the Trustee, relating to the Company’s 2.600% Senior Notes due 2020 (the “2020 Fixed Rate Notes”). $500 million aggregate principal amount of the 2020 Fixed Rate Notes were sold in a public offering pursuant to the Company’s Registration Statement on Form S-3 (No. 333-221565) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”). The Twenty-Second Supplemental Indenture includes the form of the 2020 Fixed Rate Notes. The 2020 Fixed Rate Notes will pay interest semiannually on May 30 and November 30, beginning on May 30, 2018, at a rate of 2.600% per annum until November 30, 2020.

On November 30, 2017, the Company, the Subsidiary Guarantors, the Trustee and Wells Fargo Bank, National Association, as calculation agent, entered into a Twenty-Third Supplemental Indenture (the “Twenty-Third Supplemental Indenture”) to the Base Indenture, relating to the Company’s Floating Rate Senior Notes due 2020 (the “2020 Floating Rate Notes”). $400 million aggregate principal amount of the 2020 Floating Rate Notes were sold in a public offering pursuant to the Registration Statement. The Twenty-Third Supplemental Indenture includes the form of the 2020 Floating Rate Notes. The 2020 Floating Rate Notes bear interest at a floating rate equal to three-month LIBOR plus 0.750%. The 2020 Floating Rate Notes will pay interest quarterly on March 1, May 30, August 30 and November 30, beginning on March 1, 2018, until November 30, 2020.

On November 30, 2017, the Company, the Subsidiary Guarantors and the Trustee entered into a Twenty-Fourth Supplemental Indenture (the “Twenty-Fourth Supplemental Indenture”) to the Base Indenture, relating to the Company’s 3.050% Senior Notes due 2022 (the “2022 Notes” and, together with the 2020 Fixed Rate Notes and the 2020 Floating Rate Notes, the “Notes”). $500 million aggregate principal amount of the 2022 Notes were sold in a public offering pursuant to the Registration Statement. The Twenty-Fourth Supplemental Indenture includes the form of the 2022 Notes. The 2022 Notes will pay interest semiannually on May 30 and November 30, beginning on May 30, 2018, at a rate of 3.050% per annum until November 30, 2022.

The Company intends to use a portion of the net proceeds from the sale of the Notes (i) to repay approximately $400 million in outstanding principal amount of the Company’s existing five-year term loan in an outstanding aggregate principal amount of $2.625 billion, (ii) to fund a portion of the purchase price of the Company’s acquisition of privately-held eviCore healthcare and (iii) for general corporate purposes, which may include repurchases of the Company’s common stock under the Company’s share repurchase program pursuant to open market transactions, block trades, privately negotiated transactions, accelerated share repurchase programs or other means or a combination of the aforementioned.

The Twenty-Second Supplemental Indenture is filed herewith as Exhibit 4.1, the Twenty-Third Supplemental Indenture is filed herewith as Exhibit 4.2 and the Twenty-Fourth Supplemental Indenture is filed herewith as Exhibit 4.3. The descriptions of the Twenty-Second Supplemental Indenture, the Twenty-Third Supplemental Indenture and the Twenty-Fourth Supplemental Indenture herein are qualified by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01(a) above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Twenty-Second Supplemental Indenture, dated as of November 30, 2017, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee.

4.2	Twenty-Third Supplemental Indenture, dated as of November 30, 2017, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee and Calculation Agent.

4.3	Twenty-Fourth Supplemental Indenture, dated as of November 30, 2017, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

EXHIBIT INDEX

Exhibit No.	Description

4.1	Twenty-Second Supplemental Indenture, dated as of November 30, 2017, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee.

4.2	Twenty-Third Supplemental Indenture, dated as of November 30, 2017, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee and Calculation Agent.

4.3	Twenty-Fourth Supplemental Indenture, dated as of November 30, 2017, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: November 30, 2017	By:	/s/ Martin P. Akins
Name: Martin P. Akins
Title: Senior Vice President, General Counsel and Secretary